EXHIBIT 11

                       FORM OF LEGALITY OF SHARES OPINION

                              FEDERATED STOCK TRUST
                            FEDERATED INVESTORS FUNDS
                              5800 CORPORATE DRIVE
                            PITTSBURGH, PA 15237-7000


                                 April __, 2000



The Trustees of
Federated Stock Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7000

Ladies and Gentlemen:

         Federated Stock Trust, a Massachusetts Business Trust ("Trust"), proposes to issue shares of beneficial interest (such shares of beneficial interest being herein referred to as "Shares") in connection with the acquisition of the assets of WCT Equity Fund, a portfolio of WCT Funds, pursuant to the Agreement and Plan of Reorganization dated February __, 2000 ("Agreement"), filed as an exhibit to the registration statement of the Trust filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration").

         As counsel I have participated in the organization of the Trust, its registration under the Investment Company Act of 1940, as amended, the registration of its securities on Form N-1A under the Securities Act of 1933 and its N-14 Registration. I have examined and am familiar with the written Amended and Restated Declaration of Trust dated December 16, 1997 ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

Based upon the foregoing, it is my opinion that;

         1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust.

         2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the Agreement and the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article III, Section 3, of the Declaration of Trust and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the states of the United States.


                                              Very truly yours,

                                              FEDERATED STOCK TRUST




                                              By:
                                              Name:  C. Grant Anderson
                                              Title:     Assistant Secretary